UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 14, 2008
LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-12933 (Commission File Number)	94-2634797 (IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Adoption of Executive Incentive Plan Performance Goals for Calendar Year 2008
     On March 14, 2008, based upon the recommendation of its Compensation Committee (the “Committee”), the independent members of the Board of Directors of the Company (the “Board”) established performance goals under Lam’s 2004 Executive Incentive Plan for calendar year 2008 for Stephen G. Newberry, the Company’s Chief Executive Officer. The performance goals included financial, operating and marketing objectives. Financial goals included revenue, gross margin, cash generation and operating profit targets. Non-financial targets included certain market position objectives. Mr. Newberry’s 2008 annual incentive target is set at 125% of base salary. Actual incentive awards may range from zero to 2.25 times the target amount based on both corporate and individual performance factors. To the extent that the actual performance (whether corporate or individual) falls below predetermined performance targets, incentive awards are determined as a declining percentage of the target incentive amount. No incentive awards are paid under the incentive plan if predetermined minimum financial performance targets are not met.
Adoption of Multi-Year Cash Incentive Program Performance Goals
     On March 14, 2008, based on the recommendations of the Committee, the Board established performance goals and award amounts for 2008, the second calendar year of the Company’s 2007/2008 Multi-Year Incentive Program (“2007 MYIP”) and the first calendar year of its 2008/2009 Multi-Year Incentive Program (“2008 MYIP”) for Mr. Newberry.
     The 2007 MYIP is based on company performance during calendar years 2007 and 2008, and awards will vest and be payable in 2009. The 2008 MYIP is based on company performance during calendar years 2008 and 2009, and awards will vest and be payable in 2010.
     The Multi-Year Incentive Programs accrue a certain percentage of the Company’s ongoing operating income, which is calculated by dividing the accumulated individual target amounts by a baseline operating income figure and multiplying that result by the Company’s actual ongoing operating income for each quarter. Actual Program accruals may be enhanced based upon a stock price performance factor. Actual award accruals may vary from zero to a maximum of 2.5 times the target amount depending upon the operating income and stock performance metrics, as applicable. The Board and Committee retain discretion to reduce amounts that would otherwise be accrued under the Programs.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 20, 2008

LAM RESEARCH CORPORATION

By:	/s/ George M. Schisler, Jr.

George M. Schisler, Jr.
Vice President, General Counsel and Secretary